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                                                                  EXHIBIT 21.0



                        SUBSIDIARIES OF TMCI ELECTRONICS



                                            Jurisdiction of       Percentage of
          Name of Company                    Incorporation          Ownership
          ---------------                   ---------------       -------------
1. Touche Manufacturing Company, Inc.            CA                  100%

2. Touche Electronics, Inc.                      CA                  100%

3. Enterprise Industries, Inc.                   CA                  100%